Exhibit 10.2
OncoGenex Pharmaceuticals, Inc.
2010 PERFORMANCE INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD
GRANT NUMBER:
Unless otherwise defined herein, the terms defined in the OncoGenex Pharmaceuticals, Inc. (the “Company”) 2010 Performance Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).
Participant Name:
Address:
You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units) (hereinafter “RSU Agreement”).

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon termination of service

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the RSU Agreement, the RSUs will vest in accordance with the following schedule: [INSERT VESTING SCHEDULE]
You understand that your employment or consulting relationship or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the RSU Agreement or the Plan changes the at-will nature of that relationship. You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company. You also understand that this Notice is subject to the terms and conditions of both the RSU Agreement and the Plan, both of which are incorporated herein by reference. You have read both the RSU Agreement and the Plan.

PARTICIPANT	ONCOGENEX PHARMACEUTICALS, INC.

Signature:	By:

Print Name:	Its:

OncoGenex Pharmaceuticals, Inc.
AWARD AGREEMENT (RESTRICTED STOCK UNITS)
OncoGenex Pharmaceuticals, Inc. 2010 Performance Incentive Plan
Unless otherwise defined herein, the terms defined in the OncoGenex Pharmaceuticals, Inc. (the “Company”) 2010 Performance Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (the “Agreement”).
Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.
1. Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in Shares.
2. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right dividends or to vote such Shares.
3. Dividend Equivalents. Dividends, if any (whether in cash or Shares), shall not be credited to Participant.
4. No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of. This restriction on transfer will lapse upon delivery to Participant of shares in respect of Participant’s vested Restricted Stock Units. Participant’s Award is not transferable, except by will or by the laws of descent and distribution, unless otherwise required by applicable law. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, Participant may designate a third party who, in the event of Participant’s death, shall thereafter be entitled to receive any distribution of Stock pursuant to this Award Agreement.
5. Termination. If Participant’s service terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether termination has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.
6. Tax Consequences. Regardless of any action taken by the Company or Participant’s employer with respect to any or all income, employment, social insurance, or payroll taxes, payment on account or other tax-related withholdings or payments (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and Participant’s employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of Participant’s Award, the subsequent sale of shares acquired pursuant to this Award, or the receipt of any dividends and (ii) do not commit to structure the terms of the grant or any other aspect of Participant’s Award to reduce or eliminate Participant’s liability for Tax-Related Items. At the time Participant vests in this Award, at the time Participant receives a distribution of shares of Common Stock pursuant to this Award, or at any other time as reasonably requested by the Company or Participant’s employer, Participant shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations of the Company or Participant’s employer. In this regard, at the time Participant vests in and/or receives a distribution of shares of Common Stock pursuant to this Award, or at any other time as reasonably requested by the Company or Participant’s employer, Participant hereby authorizes the withholding of that number of whole vested shares otherwise deliverable to Participant pursuant to this Award Agreement having a fair market value not in excess of the amount of the Tax-Related Items determined by the applicable minimum statutory rates. In no event may shares of Common Stock be withheld with a value exceeding the minimum amount of tax required to be withheld by law. Finally, Participant shall pay to the Company or Participant’s employer (as applicable) any amount of the Tax-Related Items that the Company or Participant’s employer may be required to withhold as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. Participant expressly acknowledges and agrees that the Company may withhold from any compensation paid to Participant by the Company in partial or full satisfaction of the withholdings contemplated by this Section 6. The Company and Participant’s employer shall have no obligation to deliver shares of Common Stock until Participant has satisfied the obligations in connection with the Tax-Related Items as described in this section.

7. Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.
8. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
9. Securities Law Compliance. The grant of Participant’s Award and the issuance of any shares of Common Stock thereunder shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Participant may not be issued any shares of Common Stock if such issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Participant may not be issued any shares of Common Stock unless (i) a registration statement under the Securities Act shall at the time of issuance be in effect with respect to the shares or (ii) in the opinion of legal counsel to the Company, the shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. PARTICIPANT IS CAUTIONED THAT THE SHARES MAY NOT BE ISSUED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Common Stock shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any shares of Common Stock pursuant to this Award, the Company may require Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
10. Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

11. Unsecured Obligation. Participant’s Award is unfunded, and even as to any Restricted Stock Units that vest, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Stock pursuant to this Award Agreement. Participant shall not have voting or any other rights as a stockholder of the Company with respect to the Stock acquired pursuant to this Award Agreement until such Stock is issued to Participant pursuant to this Award Agreement. Upon such issuance, Participant will obtain full voting and other rights as a stockholder of the Company with respect to the Stock so issued. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.
12. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.
13. Delivery of Documents and Notices. Any document relating to participating in the Plan and/or notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Award Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the e-mail address, if any, provided for Participant by the Company or a Participating Company or at such other address as such party may designate in writing from time to time to the other party.
(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include the Plan prospectus, Notice, Award Agreement and U.S. financial reports of the Company, may be delivered to Participant electronically. Such means of delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Committee’s discretion.
(b) Consent to Electronic Delivery. Participant acknowledges that Participant has read Section 13 of this Award Agreement and consents to the electronic delivery of the Plan documents, as described in this Section 13. Participant acknowledges that Participant may receive from the Company a paper copy of any documents delivered electronically at no cost if Participant contacts the Company by telephone, through a postal service or electronic mail at _____ @oncogenex.com. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide the Company or any designated third party with a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at _____ @oncogenex.com. Finally, Participant understands that Participant is not required to consent to electronic delivery.
By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address.

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